FOR IMMEDIATE RELEASE
LCC Contact:
Nancy Feeney
Area Vice President, Marketing Communications
and External Relations
nancy_feeney@lcc.com
+1 703.873.2077
LCC International Announces
Retirement of Industry Veteran and Company Director, Dr. Rajendra Singh
MCLEAN, VA— May 19, 2008 — LCC International, Inc. (NASDAQ:LCCI), a global leader in wireless voice and data turn-key services, today announced that after 25 years of service to LCC, Company founder and current Director, Dr. Rajendra (Raj) Singh has elected to retire. Dr. Singh will fulfill his current Board term, but will not stand for re-election at the Company’s 2008 Annual Shareholders’ meeting. Dr. Singh founded LCC in 1983 with his wife Neera Singh. He was an Officer in the Company until late 1999, when he relinquished all day-to-day management activities but continued to serve on the Board. After having spent several years in this advisory role to LCC, as well as managing other outside investments, Dr. Singh and his family are now focused on a new chapter in their lives. The Singhs recently relocated to Florida and are expanding their involvement in charitable activities as well as exploring other interests.
Commenting on his retirement from LCC, Dr. Rajendra Singh reflects, “Over the past 25 years I have watched the growth of an industry that surpassed all of our expectations. It has given me great personal rewards, and it has enabled LCC to be what it is today. It is with a real sense of accomplishment and an interest in giving back, that I decided the time has come to explore other activities, including charitable and philanthropic work.” Dr. Singh concludes, “I leave LCC having built many great relationships over the years, and I will follow the Company’s progress with great interest as it continues on its growth transformation.”
“It is with great honor and respect that we thank Raj for all of his years of service to the Company. His contributions to LCC are countless and his impact on the wireless industry is legendary. We wish him all the best,” said Julie Dobson, LCC’s Chairperson of the Board.
Dr. Rajendra Singh co-founded the Company with his wife Neera Singh in 1983. He was the Company President until September 1994, was Chief Executive Officer from January 1994 until January 1995, and was Treasurer from January 1994 until January 1996. Dr. Singh was co Chairperson of LCC’s board of Directors from January 1995 until September 1996 and was the Chairperson of the Board of Directors, interim President and Chief Executive Officer from October 1998 to May 1999. Since leaving his position as an Officer with the Company, Dr. Singh has concentrated on managing Telcom Ventures, L.L.C., an investment firm specializing in wireless service providers and emerging wireless technologies. Dr. Singh is married to Neera Singh, a former Director and former Executive Officer of LCC.

About LCC International, Inc.
LCC International (NASDAQ: LCCI) is the recognized leader in providing wireless voice and data turn-key services to the telecommunications industry. Our service offering includes network services, business consulting, tools-based solutions, and training through our world-renowned Wireless Institute. The Company has worked with all major access technologies (including UMTS, EV-DO, HSDPA and WiMAX) and has participated in the success of some of the most sophisticated wireless systems in the world. LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. We bring local knowledge and global capabilities to our customers, offering innovative solutions, insight into cutting-edge developments and delivering solutions that increase business efficiencies. News and additional information are available at www.lcc.com.
Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:
Information in this release regarding LCC’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to risks associated with international operations, challenges and costs arising from integration of new operations and other factors that may affect our business are discussed in LCC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.
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